UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

November 11, 2010
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA  92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On November 11, 2010, China Tel Group, Inc., a Nevada corporation and the registrant responsible for the filing of this Form 8-K (“China Tel”) entered into two related subscription and shareholder agreements (collectively “Agreements”).  The first agreement (“JV Agreement”) is between three parties: (1) Shanghai Ying Yu Network Technology Ltd., a Peoples Republic of China (“PRC”) limited liability company (“YYNT”), (2) Azur Capital SDN BHD, a Brunei company (“Azur”), and (3) ChinaTel.  The second agreement (“New Co Agreement”) is between two of the same parties to the JV Agreement: (1) Azur, and (2) ChinaTel.  Under the Agreements, the parties will each contribute certain defined resources in order to upgrade existing installed but unimproved by infrastructure equipment (“dark”) fiber optic cable (fiber) located in the PRC (“YYNT Networks”) with engineering services and equipment that will make it suitable for transmission of data (“lit”), and to charge market rate transport fees to telecommunications operators who use the lit fiber comprising the YYNT Network.  Both Agreements became effective on November 11, 2010, the date each agreement had been signed by all of the parties to such agreement (“Effective Date”).  The material terms of the JV Agreement and the New Co Agreement are summarized as follows:

JV Agreement

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YYNT, Azur and ChinaTel shall cause a new PRC-based entity to be created, referred to in the Agreements by the fictitious name JV, with the actual name to be agreed based on legal and marketing considerations.  YYNT shall subscribe to 51% of the stock of JV and Azur and ChinaTel shall collectively subscribe to 49% of the stock of JV (Azur and ChinaTel’s collective subscription shall be through New Co, a new Cayman Islands entity to be created, see summary of the New Co Agreement, below).

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The Board of Directors of JV shall be comprised of five Directors, all of whom shall be selected by YYNT, but three Directors shall irrevocably be as requested by ChinaTel, one as requested by Azur, and one as requested by YYNT.  The Bylaws of JV shall contain various provisions for the protection of majority and minority stockholders, including joint signature on bank accounts and contracts in excess of $500 (one each by a Director or Officer requested or appointed by ChinaTel and by a Director of Office requested or appointed by either Azur or YYNT), and custody of the corporate seal or “chop” of JV to be held in escrow by a neutral third party.

•	Azur shall incur the expense necessary to create, license and register JV to do business.

•
Within ten days after JV is fully registered to do business, YYNT shall transfer 100% ownership (or as much of the beneficial equivalent of full ownership as PRC law allows) to JV of approximately 34,000 km of previously installed dark fiber which extends between most major metropolitan cities within PRC (“Backbone Fiber”).  The Backbone Fiber is currently dark fiber.  YYNT shall also grant JV an exclusive option to purchase other previously installed dark fiber owned by YYNT, which extends in connected rings within the geographic confines of various PRC cities (“Metro Ring Fiber”).

•
Within ten days after both JV and WFOE (another new PRC-based entity to be created, see summary of the New Co Agreement, below) are fully registered to do business, JV and WFOE shall enter into various contracts as are necessary and desirable to fulfill the financial goals of both agreements, which goals include allowing WFOE to control the PRC-based assets transferred to JV, allowing WFOE to control the corporate governance of JV, and allowing New Co to leverage the PRC-based operations with offshore (non-PRC) debt.  All contracts, capital expenditures, operating expenses and revenue in connection with the deployment and operation of the YYNT Network shall flow through WFOE to the maximum extent authorized by PRC law.  Any contract, revenue, or expense that must flow through YYNT and/or JV in the first instance shall be remitted to WFOE and accounted for in calculating the profit, loss and shareholder equity of WFOE.

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As soon as practical after the execution of the contracts between JV and WFOE described above, ChinaTel shall cause WFOE to enter into one or more contracts with a leading international equipment manufacturer for design, manufacture and installation of head-ins and other infrastructure equipment sufficient to light 9,000 km of dark Backbone Fiber (“Equipment Contract”).  The value of the Equipment Contract shall be up to $7 million, which the parties estimated as sufficient to light up 9,000 km to a 100G standard.  The particular fiber to be lit shall be at the discretion of ChinaTel.  ChinaTel shall guaranty repayment of all deposits and installments called for under any vendor or bank financing terms included in the Equipment Contract which exceed WFOE’s operating capital, provided that JV and WFOE shall pledge any of their assets required as collateral for repayment of any such financing.

•
WFOE shall contract with a management company for marketing services and shall contract with an affiliate of YYNT to provide maintenance services in connection with operation of the YYNT Network, both contracts upon terms to be negotiated.

•
ChinaTel shall be entitled to the following discounts compared to tariffs or market rates charged to third-party telecommunications providers:  25% discount for the first 25% of the total capacity of the YYNT Network, plus 10% discount on the next 25% of the total capacity of the YYNT Network.  ChinaTel’s discount shall apply to usage by any telecommunications provider in which ChinaTel has at least a 25% direct or indirect ownership interest.

New Co Agreement

•
Azur and ChinaTel shall cause a series of new entities with interlocking ownership to be created, each referred to in the Agreements by a fictitious name, with the actual name of each entity to be agreed based on legal and marketing considerations.  The entities are “New Co,” a parent company to be created in the Cayman Islands, “HK Co,” a wholly owned subsidiary of New Co to be created in Hong Kong, and “WFOE,” a wholly owned subsidiary of HK Co to be created in the PRC in a manner so as to qualify as a “wholly owned foreign enterprise” under PRC law.

•
There shall be two classes of stock of New Co, preferred and common stock.  Preferred stock shall have a redemption value of $1 per share, preference over common stock in distributions, but no conversion or voting rights.  Common stock shall have voting rights at one vote per share, and dividend rights in proportion to the total number of shares of common stock outstanding at any given time.  Azur shall subscribe to 49% and ChinaTel to 51% of the common stock of New Co.  In addition, Azur shall subscribe to 20 million shares and ChinaTel to 20.5 million shares of the preferred stock of New Co.  New Co shall subscribe to 100% of the stock of HK Co and HK Co shall subscribe to 100% of the stock of WFOE.  The Boards of Directors of each of New Co, HK Co and WFOE shall be comprised of five Directors, three of whom shall be appointed by ChinaTel and two of whom shall be appointed by Azur.

•
Within ten days of the Effective Date, Azur shall pay an affiliate of YYNT $2 million for the assets transferred.  Azur shall also incur the expense necessary to create, license and register New Co, HK Co and WFOE to do business.

•
Within ten days of the Effective Date, ChinaTel shall issue and deliver to Azur 9 million shares of ChinaTel’s Series A common stock.  Immediately following the Effective Date and notwithstanding that WFOE has not yet been created, ChinaTel shall advance WFOE up to $1 million in the form of engineering services ChinaTel will perform directly or through subcontractors, to design for infrastructure equipment upon which vendors will submit proposals leading to execution of the Equipment Contract.

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Within ten days after both WFOE and JV are fully registered to do business, WFOE and JV shall enter into various contracts as are necessary and desirable to fulfill the financial goals of both agreements, as described in the summary of the JV Agreement above.  As soon as practical thereafter, WFOE shall enter into the Equipment Contract.

•
From the net operating income of WFOE, after taking into account WFOE’s operating capital needs but before distribution of profit by way of dividend to the holders of New Co’s common stock, New Co shall from time to time redeem preferred shares by payment pro rata to the then holders of such shares.

•
In addition to the financial goals articulated in the JV Agreement, the parties to the New Co Agreement agree to cooperate to achieve the following additional financial goals, (i) permitting ChinaTel to fully report the financial results of all PRC-based operations of WFOE as part of ChinaTel’s consolidated financial statements (ii) qualifying a PRC-based subsidiary of New Co or ChinaTel to conduct equipment leasing activity, and qualifying Newco or ChinaTel as a foreign-invested telecommunications enterprise or other status that would permit Newco or ChinaTel to take a direct percentage ownership interest in JV and/or in the YYNT Network, and (iii) listing the stock of New Co and/or HK Co on an offshore (non-PRC) stock exchange such as HKSE, NYSE, NASDAQ or London AIM based on the PRC-based operations performed by WFOE.

Fully executed copies of the JV Agreement and the New Co Agreement are attached hereto and incorporated by reference herein as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K.

On November 16, 2010, ChinaTel issued a press release announcing the signing of the Agreements.  A copy of the press release is attached hereto and incorporated by reference herein as Exhibit 99.3 to this Form 8-K.

Item 9.01  Exhibits.

99.1	Subscription and Shareholder Agreement for “JV” between (1) Shanghai Ying Yue Network Technology Ltd. and (2) Azur Capital SDN BHD and (3) ChinaTel Group, Inc.

99.2	Subscription and Shareholder Agreement for “New Co” between (1) Azur Capital SDN BHD and (2) ChinaTel Group, Inc.

99.3	Press Release

 Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: November 16, 2010	By:	/s/ George Alvarez
	Name:	George Alvarez
	Title:	Chief Executive Officer

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